                                                                   EXHIBIT 11


                        CYTOCLONAL PHARMACEUTICS INC.
                 COMPUTATION OF NET (LOSS) PER COMMON SHARE

                                                    Year Ended December 31,
                                                ------------------------------
                                                    1996              1997
                                                ------------      ------------
Net (loss)                                      ($2,890,000)      ($3,252,000)

Add cumulative preferred dividend                  (307,000)         (234,000)
                                                ------------      ------------

NET (LOSS) USED FOR COMPUTATION                 ($3,197,000)      ($3,486,000)
                                                ------------      ------------
                                                ------------      ------------

Weighted average number of common shares
 outstanding                                      7,640,000         8,268,000
                                                ------------      ------------
                                                ------------      ------------

Net (loss) per common share                          ($0.42)           ($0.42)
                                                ------------      ------------
                                                ------------      ------------




                                      11